Exhibit 10 (k)
                                    SUBLEASE
                                    --------

         THIS SUBLEASE (the "Sublease") is made and entered into as September 15, 2004, by and between WESTGROUP GROVE ISLE ASSOCIATES, LTD., a Florida limited partnership ("Sublessor") in favor of GROVE SPA, LLC, a Delaware limited liability company ("Sublessee").

                                    RECITALS
                                    --------

         A. Pursuant to that certain Amended and Restated Lease Agreement dated November 19, 1996 by and between Grove Isle Associates, Ltd. ("Prime Lessor") as lessor and Sublessor, as lessee (the "Prime Lease"), Sublessor is the owner of the leasehold estate created under the Prime Lease in and to the real property and improvements described in the Prime Lease as the "Real Property" and sometimes referred to herein as the "Entire Resort Property".

         B. Sublessor is operating the Entire Resort Property as a hotel and club (collectively, the "Resort").

         C. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor that portion of the Entire Resort Property which is depicted on Exhibit A hereto (together with all easements, servitudes, benefits and other rights and interests appurtenant thereto and/or necessary for the use and enjoyment thereof, the "Spa Property") for the purpose of developing, constructing and operating a first class spa thereon.

         NOW, THEREFORE, in consideration of the mutual agreement set forth hereinafter, the Sublessor and Sublessee agree as follows:

         1. Demise. Upon the terms and conditions hereinafter set forth, and in consideration of the payment of the rents and prompt performance by the Sublessee of the covenants and agreements to be kept and performed by the Sublessee, the Sublessor does hereby sublet to Sublessee and the Sublessee hereby sublets from the Sublessor, the Spa Property, including all improvements thereon. This demise is subject to the following:

         (a) All conditions, restrictions and limitations now appearing of record;

         (b) Prorated taxes and assessments for the year 2004 and all subsequent years;

         (c) A nonexclusive right in favor of the Prime Lessor, Grove Isle Yacht Club Associates ("Yacht Club"), Grove Isle Marina, Inc., and their respective agents, contractors, guests and invitees, to use and enjoy all driveways, walkways, parking facilities and open spaces now or hereafter located at the Spa Property to the extent necessary or appropriate for the use and enjoyment of the marina located upon and/or adjacent to the Entire Resort Property;

         (d) The terms, conditions, covenants, agreements and provisions of the Prime Lease;

         (e) All zoning and land use ordinances of the City of Miami, Florida and in any other competent governmental body now existing or which may hereafter exist during the term of this Sublease; and

         (f) The Tenant's proper performance of all terms and conditions contained in this Sublease.

         2. Term.

                  2.1 Initial Term. The term of this Sublease shall commence on ___________, 2004 (the "Commencement Date") and end on November 30, 2016 (the "Termination Date"), unless and to the extent such term is sooner terminated or extended as provided below, in which event the Termination Date shall be, and the term of this Sublease shall end on, such earlier or later date, as applicable.

                  2.2 Extension Option. Provided that the Sublessee is not in default under this Sublease, the Sublessee shall have the right to extend the term of this Sublease for two (2) additional consecutive twenty (20) year terms on the same terms and conditions as contained in this Sublease (each such option to extend is called an "Extension Option"), provided that Sublessee gives Sublessor written notice of Sublessee's intention to exercise such Extension Option prior to the Termination Date, or the first extended Termination Date, as applicable.

                  2.3 Return of Possession. Upon the termination of this Sublease, the Sublessee shall peaceably and quietly deliver to the Sublessor possession of the Spa Property.

                  2.4 TERMINATION OF PRIME LEASE. NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, IN THE EVENT THE PRIME LEASE IS TERMINATED FOR ANY REASON, THIS SUBLEASE SHALL AUTOMATICALLY TERMINATE.

         3. Rent.

                  3.1 Base Rent. Annual base rent for this Sublease shall be TEN THOUSAND DOLLARS ($10,000.00), plus sales tax, payable annually in advance to Sublessor at its notice address set forth below or at such other place as the Sublessor may specify in writing from time to time. The first annual base rent payment shall be paid on the date hereof and each subsequent annual base rent payment shall be paid on the same day of each year thereafter.

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


                  3.2 Net Lease. All payments shall be net to Sublessor, so that this Sublease shall yield net to the Sublessor the rent to be paid during the term of this Sublease. Accordingly, the Sublessee shall pay all sales tax on rent, as well as all costs, expenses and obligations of every kind or nature on, or with respect to, the Spa Property, which may arise or become due during the term of this Sublease, including without limitation, real estate taxes to the extent set forth in Section 3.3 below, utilities and insurance premiums.

                  3.3 Taxes. The Sublessee shall pay, before any fine, penalty, interest or cost may be added, become due or be imposed for nonpayment thereof (or, if earlier, the date required under the "Spa Mortgage" or under any other "Permitted Mortgage", each defined below), all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excise, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature, which at any time during the term of this Sublease may be assessed, levied, confirmed, imposed upon or grow to be due and payable out of or in respect of, or become a lien on, the Spa Property or any part thereof or arising out of the rent received by the Sublessee from any subtenants, any use or occupation of the Spa Property by Sublessee, and such franchises as may be appurtenant to the use of the Spa Property, or any document (to which the Sublessee is a party) creating or transferring an interest or estate in the Spa Property. In no event, however, shall the Sublessee be required to pay (a) municipal, state or federal income taxes assessed against the Sublessor or its income, or (b) the Sublessor's municipal, state or federal capital levy, or (c) the Sublessor's estate, succession, inheritance, or transfer taxes, or (d) corporate franchise taxes imposed upon any corporate owner of the fee of the Spa Property or the leasehold estate created under the Prime Lease, or (e) any tax on any other activities of Sublessor, but Sublessee shall pay all ad valorem real and personal property taxes on the Spa Property. If, however, the Spa Property is not assessed separately from the Entire Resort Property, then the Sublessor and Sublessee shall mutually agree upon a fair and reasonable allocation of such taxes to the Spa Property and Sublessee shall pay to Sublessor such share of such tax upon demand by Sublessor. If Sublessee desires to contest the validity of any tax or tax claim, it may do so without being in default hereunder, provided that Sublessee gives the Sublessor written notice of its intention to contest such tax or claim, that any such contest stays the enforcement against the Spa Property of such tax or claim, provided, however, that if the Spa Property is not assessed separately from the Entire Resort Property, Sublessee shall not have any right to contest such taxes.

                  3.4 Proration. Notwithstanding anything to the contrary in this Sublease, taxes for the years in which the commencement date and termination date occur shall be prorated proportionately between Sublessor and Sublessee.

         4. Sublessee's Covenants as to Use and Occupancy.

                  4.1 Use. Sublessee shall use the Spa Property only for the purpose of a first class spa under the name and style "Spa Terre", pursuant to a pre-paid non-

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

exclusive license to the use of the Spa Terre name and mark, or such other name and style approved by Sublessor (the "Approved Use"). Sublessee shall continuously, actively and diligently operate the Spa Property for the Approved Use so long as the Resort is in operation. Sublessee shall comply with all laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of, and agreements with, all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, and any restrictions or agreements of record, which now or at any time hereafter may be applicable to the Spa Property or any part thereof, or any of the adjoining sidewalks, streets or ways, or any use or condition of the Spa Property or any part thereof or any persons from time to time employed thereon or occupants thereof or any business conducted therefrom; including, but without limiting the generality of the foregoing, all zoning, building and land use, noise abatements, occupational health and safety and other governmental requirements relating to health, safety, welfare and environmental protection (collectively, "Legal Requirements").

                  4.2 FF&E. The Sublessee shall install and maintain at all times in the Spa Property modern and high quality fixtures, furnishings, fittings and equipment.

                  4.3 Care. Sublessee shall keep in good state of repair and in first class condition all buildings, furniture, fixtures and equipment thereon and shall not suffer or permit any waste or neglect of the Spa Property, provided, however, that Sublessee shall be permitted to replace any or all of such furniture, fixtures and equipment with items of equal or better value, and provided, further, that Sublessee shall be permitted to demolish the interior of the existing buildings in connection with the "Sublessee's Work" (defined below).

                  4.4 Maintenance. Sublessee will be responsible, at Sublessee's sole cost and expense, and at all times throughout the term thereof, for all maintenance, repairs and replacements in, on or about the Spa Property, and the Spa Property and all equipment and property thereon shall be maintained in first class condition. Sublessee's responsibilities hereunder include, but are not limited to, the replacement, repair and maintenance of the roof and all structural components, all exterior and interior improvements, fixtures, appliances, equipment, and systems, including, but not limited to, air conditioning, heating, plumbing, electrical systems, and glass; and all of the foregoing shall be maintained in good operating condition at all times and shall be kept immaculately clean. All replacements, repairs and maintenance shall be performed by licensed contractors or workmen. Sublessee shall be responsible for all utilities, including the sanitation, storage and daily removal of all garbage generated by Sublessee. Sublessee shall perform the aforesaid maintenance, repairs, replacements and services and shall otherwise use the Spa Property in a manner which is sensitive to and consistent with the nature of the Resort. If the Sublessee does not make repairs promptly and adequately or otherwise fails to comply with this Section, the Sublessor may, but need not, make repairs or correct such failure, and the Sublessee shall pay Sublessor the cost thereof on demand.



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

         5. Improvements and Delivery of Possession. Sublessee represents that Sublessee has inspected the Spa Property and is accepting the same in "as is" condition. No representations except those expressly contained herein have been relied on by Sublessee with respect to the condition, design, capacity or completion of the Spa Property or any other aspect of the Spa Property. Sublessee will make no claim against Sublessor on account of any representation of any kind, whether made by any renting agent, broker, officer or other representative of Sublessor or which may be contained in any advertisement relating to the Spa Property unless such representation is specifically set forth in this Sublease. All improvements shall become Sublessor's property and remain on the Spa Property upon termination of this Sublease. Notwithstanding anything to the contrary contained in this Sublease the obtaining and maintenance of all permits, licenses, zoning and governmental authorizations required for Sublessee's business operations shall be Sublessee's sole responsibility and at Sublessee's sole cost and expense and in no case shall the obtaining or maintenance of such be a condition to Sublessee's obligations hereunder. Notwithstanding any contrary provision of this Sublease, if any personal property is located in the Spa Property, the Sublessee accepts such personal property in its existing condition, as-is, and without representation or warranty as to title, condition or any latent defects.

         6. Alterations, Additions or Improvements.

                  6.1 The Sublessee shall, at its sole cost and expense, promptly and diligently perform (or cause to be performed) all work necessary to complete the Spa Property for the Approved Use ("Sublessee's Work"). Sublesee's Work shall consist solely of the redevelopment and renovation of the improvements to the Spa Property contemplated by and expressly described in that certain Development Agreement of even date herewith by and between Sublessee, as "Owner", and Noble House Hotels and Resorts, Ltd., as "Developer". Sublessee shall commence and perform (or cause to be commenced and performed) Sublessee's Work pursuant to and in accordance with the Development Agreement, including without limitation the plans, specifications and drawings attached thereto and approved thereunder. Sublessee's Work, and any future repairs, replacements, additions or modifications to the Spa Property (collectively, the "Alterations") shall be performed: (i) at the sole cost of the Sublessee; (ii) by licensed contractors and subcontractors and workmen; (iii) in a good and workmanlike manner; (iv) in accordance with the drawings and specifications therefor; (v) in accordance with all applicable laws and regulations; and (vi) subject to the restrictions against liens set forth in Section 7 below. After the completion of Sublessee's Work, Sublessee shall notify Sublessor of any future Alterations prior to the commencement thereof. Upon installation, all improvements made pursuant to Sublessee's Work and all Alterations, other than trade fixtures, shall become the property of Sublessor and shall remain upon and be surrendered with the Spa Property. Sublessee's Work and all Alterations shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the improvements to the Spa Property. The right, title and interest of Sublessor in all or any portion of the Spa Property, underlying property or attached fixtures shall not be subject to any liens arising directly or indirectly out of any



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


improvements, alterations or changes made to the Spa Property, by or on the behalf of Sublessee, its officers, employees, contractors or agents. The Sublessee shall promptly pay for all materials supplied and work done with respect to the Spa Property.

                  6.2 Without limitation of the foregoing, and notwithstanding anything to the contrary elsewhere in this Sublease, Sublessee acknowledges that applicable Legal Requirements for the Spa Property, including without limitation the building and zoning codes of the City of Miami, county, state and/or federal laws relating to facilities of the handicapped, and other laws and regulations have changed many times since the date on which the existing improvements to the Spa Property were constructed and/or prior renovations to such improvements were completed, and that as a result of such changes in Legal Requirements, certain components of such existing improvements are or may not be in compliance with current Legal Requirements, although such components may not be required to be brought into such compliance unless and until building permits are requested for additional work to such improvements, such as building permits for Sublessee's Work. Sublessee nevertheless accepts the Spa Property "AS IS", and agrees that if any Sublessee's Work shall cause or result in the imposition of any requirement upon Sublessor for making alterations, additions or improvements to, or otherwise bringing all or any portion of any structure, improvement or area into compliance with current, or hereafter enacted, Legal Requirements (any and all such work is herein called "Compliance Work"), Sublessee shall be responsible for performing such Compliance Work and paying the full cost thereof.

          7. Construction Liens. Sublessee has no right, power or authority to create any mechanics', materialmen's or construction liens upon the Sublessor's interest in the Spa Property, and the Sublessor's interest in the Spa Property shall not be subject to liens for improvements made by the Sublessee and the Sublessee shall not subject the Sublessor's interest in the Spa Property to any mechanics', materialmen's or other construction liens. Sublessee shall notify all materialmen, suppliers, contractors, mechanics and laborers involved with work or improvements to the Spa Property that such party must look only to the Sublessee or Sublessee's property interests for payment. The Sublessor may (but shall not be obligated to) put all materialmen, suppliers, contractors, mechanics and laborers on notice of this provision pursuant to Florida Statutes
713.10. If, notwithstanding the terms hereof, any such lien becomes effective against the Sublessor's interest in the Spa Property, the Sublessee shall cause the Spa Property to be released therefrom in any manner permitted under Florida law within 20 days after written notice from the Sublessor. The Sublessee agrees to indemnify and save harmless the Sublessor from any and all liabilities, expenses, costs, expenditures or otherwise, including reasonable attorneys' fees at all judicial levels, for breach of this provision.

         8. Mutual Indemnification. During the entire term of this Sublease, each party will indemnify and hold harmless the other against any and all claims, debts, demands, or obligations which may be made against such other party or against its interest in the Spa Property or any of the other real property arising out of any act or omission of the indemnifying party or any contractor, agent, licensee or invitee of such



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


indemnifying party. If it becomes necessary for any indemnified party to defend any action seeking to impose any such liability, the indemnifying party will pay such indemnified party all reasonable costs of court and reasonable attorneys' fees incurred by such indemnified party in effecting such defense in addition to all other sums that such indemnified party may be called upon to pay by reason of the entry of a judgment against it in the litigation in which such claim is asserted.

         9. Insurance.

                  9.1 At all times during the term of this Sublease, the Sublessee will keep the Spa Property, including all buildings and improvements thereon, insured for casualty loss, public liability, and business interruption, in amounts no less than the amounts required under the Prime Lease. Such policies shall (i) include the Sublessor, the Prime Lessor and any mortgagee under any mortgage permitted under the Prime Lease or this Sublease (a "Permitted Mortgagee"), as loss payees or additional insured parties (as applicable), (ii) fully protect both Sublessor, Sublessee, Prime Lessor and such Permitted Mortgagee, as their respective interests may appear, and (iii) provide for 60 days' prior written notice of cancellation to Sublessor, Prime Lessor and such Permitted Mortgagee. All proceeds of insurance shall be held, applied and disbursed as set forth in the Prime Lease, provided that the insurance proceeds for damage or destruction to the Spa Property shall be made available by Sublessor to Sublessee as soon as such proceeds are available to Sublessor under the Prime Lease. Sublessor shall not impose any restriction whatsoever on the release of insurance proceeds relating to the Spa Property to Sublessee so long as the requirements to such release (if any) imposed by the Prime Lessor under the Prime Lease have been satisfied. Sublessor shall have no duty, obligation or liability for any action or inaction of Prime Lessor, including, without limitation, breach of any duty to disburse insurance proceeds.

                  9.2 Certificates. The Sublessee shall deliver to the Sublessor certified Certificates of Insurance with original signatures, along with the receipted bills evidencing payment of the premium for them. However, nothing contained herein shall prohibit the Sublessee from financing such premiums and if Sublessee does so, such receipt shall evidence that the installment premium payment or payments are paid at or before their respective maturities.

                  9.3 Insurance Claims. Except as specifically provided otherwise herein, no damage or destruction to any building or improvements by fire, windstorm, or any other casualty shall be deemed to entitle the Sublessee to surrender possession of the Spa Property, to terminate this Sublease, to violate any of its provisions, or to cause any rebate or reduction in the Rent when due or thereafter becoming due under its terms. If the Sublease is cancelled because of the Sublessee's default while any obligation from an insurance company to pay for all or any part of the damage remains outstanding, the claim against the insurance company shall, upon cancellation of the Sublease, be deemed immediately to become the absolute and unconditional property of the Sublessor.


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


                  9.4 Proceeds Payable to Mortgagee. Any Permitted Mortgagee may, in accordance with its terms, require that the insurance proceeds be paid to it and thereafter disbursed for the cost of reconstruction, repair and restoration ("Restoration") in accordance with such mortgagee's own construction disbursement procedures, but subject to Section 9.2 of the Prime Lease and
Section 9.6 hereof, the Sublessee shall still be required to provide any funds necessary for the Restoration which are in excess of available insurance proceeds.

                  9.5 Damages; Insurance Proceeds; Joint Bank Account. If the Sublessee is not then in default under this Sublease, then Sublessee shall be paid any excess money received from insurance remaining after the building or buildings upon the Spa Property are reconstructed, repaired or restored. If, after damage or destruction caused by fire, windstorm, or other cause, the Sublessee does not commence Restoration within three (3) months from the date of payment of the loss and prosecute the Restoration so that it will be completed within nine (9) months after the damage or destruction occurs, then Sublessee shall pay to the Sublessor the amount collected, or the balance thereof remaining in the joint account, plus any additional funds required to complete such Restoration. If the Sublessee is obligated under this Sublease to effectuate any Restoration but fails to so do within the time specified, the Sublessor may terminate this Sublease and retain the amount as liquidated and agreed upon damages. The 9-month period for Restoration shall be extended by delays caused without the Sublessee's fault or neglect by act of God, strikes, lockouts, or other conditions (other than matters of finance) beyond the Sublessee's control.

                  9.6 Damage Near End of Term. Notwithstanding anything herein to the contrary, if the improvements upon the Spa Property are damaged or destroyed so that operation thereof as contemplated under this Sublease is significantly impaired or impracticable and such damage or destruction occurs within the last 18 months of the term of this Sublease (without giving effect to any unexercised extension options), then, Sublessee shall have no obligation to effect any Restoration and unless Sublessee agrees to do so, this Sublease shall terminate as of the date of such damage or destruction and the Sublessee shall have no further extension options; provided, however, that Sublessee shall insure that the Spa Property complies with all Legal Requirements with respect to casualty losses of such type (for example, any partially damaged building shall be secured and made safe from collapse or further damage), and shall be entitled to any available insurance proceeds for such purpose. Sublessor shall be entitled to receive any insurance proceeds not used by Sublessee in accordance with the immediately preceding sentence.

         10. Transfer.

                  10.1 Neither Sublessor nor Sublessee shall sell, transfer, convey, grant options with respect to or otherwise dispose of, or agree to sell, transfer, convey, grant options with respect to or otherwise dispose of, this Sublease or all or any part of any interest in the Spa Property or any part thereof (any such disposition, transaction or agreement is herein called a "Transfer"), and any such purported Transfer shall be null


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and void and of no force or effect, except a sale or transfer made in compliance with Section 7.3 of the Operating Agreement of Sublessee in effect between affiliates of Sublessor and Sublessee.

                  10.2 Intentionally left blank.

         11. Condemnation. If at any time during the term of this Sublease, all or any portion of the Spa Property is taken, appropriated or condemned by reason of eminent domain, the Sublessor and Sublessee shall divide that portion of the proceeds and awards to which the Sublessor is entitled, abate the Rent, and make other adjustments in a just and equitable manner under the circumstances. If the parties cannot agree on a just and equitable division, abatement of Rent, or other adjustments within 60 days after the award has been made, the disputed matter shall, by appropriate proceedings, be submitted to a court having jurisdiction of the subject matter for its decision and determination. If legal title to the entire Spa Property is wholly taken by condemnation, this Sublease shall terminate as of the date of such taking.


         12. Mortgages. Sublessee shall not suffer or permit its interest in the Spa Property or the Spa to be subject to any mortgage or other lien, provided, however, that Sublessee shall be permitted to encumber the Spa Property with a mortgage (the "Mortgage") securing a principal sum not to exceed $1,000,000 to finance Sublessee's Work and the renovation of the Spa Property, bearing interest at a market rate of interest, maturing not later than 20 years after the date hereof. Although Sublessee shall have the right to encumber Sublessee's leasehold interest in the Spa Property created by this Sublease with a Spa Mortgage, the Spa Mortgage shall be subject and subordinate to the terms, conditions, covenants and provisions of the Prime Lease and any Permitted Mortgages (including the Existing Mortgage), and the respective rights and interests of Prime Lessor and Prime Lessee and the holder of the Permitted Mortgages thereunder, however, Sublessee shall be entitled to a non-disturbance agreement (similar to the type of Non-Disturbance Agreement to be provided to the Prime Lessee under Section 13.3 of the Prime Lease), provided that Sublessee's non-disturbance agreement shall be conditioned upon there being no default under this Sublease or the Prime Lease. In no event shall Sublessor have any personal liability for payment of the indebtedness secured by the Spa Mortgage or for the performance of any other obligation thereunder. Sublessee shall promptly fulfill and perform all obligations of Sublessee under the Spa Mortgage and the obligations secured thereby and shall indemnify and hold harmless the Sublessor of, from and against any and all loss, claim or damage which may be incurred by or threatened against Sublessee as a result of Sublessee's failure to promptly fulfill and perform all of its obligations under the Spa Mortgage and the obligations secured thereby.

         13. Default.

                  13.1 Definition. A "default" or "Default" by any party to this Sublease means a failure of such party to pay or perform any of its obligations under this


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Sublease (such failure to pay or perform is called a "breach") and in each case, expiration of any notice, grace or cure period.

                  13.2 By Sublessee.

                                   (a) Notice; Cure. If at any time the
Sublessee fails to pay any sum of money on the day it is due and payable, or if the Sublessee breaches any other covenant under this Sublease, the Sublessor shall give written notice thereof to Sublessee, but Sublessor shall not be entitled to declare this Sublease in default unless the payment is not paid within ten (10) days after Sublessee receives Sublessor's notice, and, in the case of any other breach, the breach continues for thirty (30) days after Sublessee receives Sublessor's notice. However, nothing contained herein shall be construed as precluding the Sublessor from having any other remedy that may be necessary to preserve its right and its interest in the Spa Property and this Sublease, even before expiration of the grace or notice periods provided for in this Section, if under the then existing circumstances, the allowance of the grace or the notice period would prejudice or endanger the Sublessor's rights, estate and interest in this Sublease or the Spa Property.

                                   (b) Remedies. Upon any breach by Sublessee
and expiration of all applicable notice, grace and cure periods, the Sublessor may declare the Sublease term ended. In that event, the Sublessor may re-enter upon any part of the Spa Property, either with or without process of law, the Sublessee waiving any demand for possession of the Spa Property. The Sublessor shall also have all other remedies provided by law and/or equity and this Sublease. Immediately upon termination of the term, at the Sublessor's election or in any other way, the Sublessee shall peaceably surrender and deliver up the Spa Property to the Sublessor, or its agent or attorney. If the Sublessee, or its agent, attorney, or Sublessees, holds the Spa Property, or any part thereof, one day after the date for their surrender, according to the terms of this Sublease, the Sublessee shall be deemed guilty of forcible detainer of the Spa Property and shall be subject to eviction or removal, forcibly or otherwise, with or without process of law.

                                   (c) Revenue: Receiver. Subject to the rights
of the holder of the Spa Mortgage or any other Permitted Mortgagee to which this Sublease is or is made subordinate, the Sublessee pledges with, and assigns to, the Sublessor as security for Sublessee's obligations under this Sublease all rents, issues, operating revenue, accounts, proceeds and profits ("Revenue") that might otherwise accrue to the Sublessee for the use, enjoyment, and operation of the Spa Property. In connection with such pledging of such Revenue, the Sublessee covenants and agrees with the Sublessor that if the Sublessor, upon the Sublessee's default, elects to file suit to enforce this Sublease and protect its rights, the Sublessor may, as ancillary to such suit, apply to any court of competent jurisdiction for the appointment of a receiver of all and singular the Spa Property. Nothing contained in this Section shall be construed as empowering the Sublessor to collect or receive Revenue accruing from the Spa Property, unless and until the Sublessee is in default.


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                  13.3 By Sublessor.


                                    (a) In the event of a breach by the
Sublessor, the Sublessee shall give written notice to the Sublessor, but Sublessee shall not be entitled to declare this Sublease in default unless, in the case of any failure to make a payment of money, such amount is not paid within ten (10) days after the Sublessor receives Sublessee's notice that such payment is due, and in the case of any other violation, the violation continues for thirty (30) days after Sublessor receives Sublessee's notice. However, nothing contained herein shall be construed as precluding the Sublessee from having any other remedy that may be necessary to preserve its right and its interest in the Spa Property, and this Sublease, even before expiration of the notice period provided in this Section, if under the then existing circumstances, the allowance of the notice period - , would prejudice or endanger the Sublessee's rights, estate and interest in this Sublease, or the Spa Property.

                                    (b) Remedies. Upon any default by Sublessor
and expiration of all applicable notice and cure periods, the Sublessee may terminate this Sublease, and shall also have all other remedies provided by law and/or equity and this Sublease.

                  13.4 Default Interest. All arrearages in the payment of Rent and other sums payable hereunder by one party to the other shall bear interest from the termination of any grace period provided hereunder, payable at the rate (the "Default Rate") equal to the lesser of (i) the "prime rate" as in effect from time to time as reported in the Wall Street Journal, plus six percent (6%) per annum until paid, or (ii) the maximum rate permitted by law.

                  13.5 Sublessor's Right to Cure. If Sublessee shall fail to promptly fulfill any or all of its obligations under this Sublease, Sublessor shall have the right, but not obligation, to take such actions and expend such monies as are necessary or desirable in order to fulfill such obligation, and advance all amounts necessary or desirable in order to do so, and the amounts so advanced by Sublessor shall bear interest at the Default Rate until paid, and shall be due and owing from Sublessee to Sublessor on demand. Sublessee shall have no claim or cause of action against Sublessor for any action or inaction taken by Sublessor in connection with the exercise of its rights under this Section.

                  13.6 Cumulative Remedies. During the continuance of this Sublease, each party shall have all rights and remedies which this Sublease and the laws of the State of Florida assure to it. All rights and remedies accruing to the Sublessor shall be cumulative; that is, the Sublessor may pursue all of such rights and remedies, in whatever order it desires and the law permits without being compelled to resort to any one remedy in advance of any other.

         14. Prime Lease. This Sublease is and shall be expressly subject and subordinate to the Prime Lease and the terms, provisions, covenants and conditions thereof. This Sublease is also subject and subordinate to all instruments, agreements and other matters to which the Prime Lease is or shall be subject or subordinate. Sublessee shall conform to, and use the Spa Property in accordance with, all the terms, provisions, covenants, agreements and conditions of the Prime Lease as same apply to the Spa Property, and will do no act which will result in a default or violation of said terms, provisions, covenants, agreements and conditions. To the extent there are inconsistencies between any provisions of the Prime Lease and any provisions of this Sublease, the provisions of this Sublease shall control unless the use or occupancy of the Spa Property by Sublessee or any action or inaction by Sublessee in accordance with said provision would be a violation of or default under the terms of the Prime Lease, in which event the provisions of the Prime Lease shall control.

         15. Marina Rights.

                  15.1 Sublessee shall sublease to Yacht Club or its designee during the entire term of this Sublease approximately 240 square feet of space in the Spa Property for use as a dockmaster's office (the "Dockmaster's Office") at an annual rental rate of $15.00 per square foot "net" ("Dockmaster Rent"), subject to annual increases as hereinafter provided. Dockmaster Rent shall be paid in twelve (12) equal monthly installments on the first day of each month, commencing on the first day of the first month following substantial completion of Sublessee's Work and delivery of possession of the Dockmaster's Office to Yacht Club. Dockmaster Rent shall be adjusted and increased each year on the first anniversary of the substantial completion of the Sublessee's Work and on each anniversary thereafter (each an "Adjustment Date"), by adding thereto an amount equal to the product of (i) the Dockmaster Rent for the first full year that Dockmaster Rent is due (the "First Year"), and (ii) a fraction, the numerator of which is the "Index" (as defined in the Prime Lease) for the month immediately preceding the Adjustment Date minus the Index for the month immediately preceding the First Year, and the denominator of which is the Index for the month immediately preceding the First Year. Sublessee shall notify Yacht Club of the increase (if any) to the Dockmaster Rent for the applicable year and the increased amount of the new monthly installments due with respect thereto (if applicable), and Yacht Club's Dockmaster Rent shall be adjusted accordingly. In the event that the utilities consumed at the Dockmaster's Office are separately submetered, Yacht Club shall pay for all such utilities directly to the utility company providing same. However, if utilities are not separately submetered, Yacht Club will pay to Sublessee, in addition to the monthly rent hereinabove provided, an additional fifty dollars ($50.00) per month for all utilities used or consumed at the Dockmaster's Office, subject to annual increases based on the same adjustments as Dockmaster Rent. Sublessee shall be responsible for completion of leasehold improvements constituting the Dockmaster's office, with the exception of any future expansion.

                  15.2 Sublessor and its employees, agents, contractors and lawful users of the Resort shall have and enjoy a nonexclusive right to use and enjoy all driveways, walkways, parking facilities and open spaces now or hereafter located at the Spa Property; subject, however, in all cases, to the reasonable restrictions imposed by

Sublessee upon all users of such facilities and Sublessee's right to relocate, remove, alter or demolish such facilities from time to time. Sublessor shall indemnify and hold Sublessee harmless from and against any and all laws, claim or damage which may be incurred by or threatened against and as a result of, or in connection with, any gross negligence or intentional misconduct of Sublessor or its employees, agents, invitees and licensees on or with respect to the Spa Property and agrees to maintain and keep in effect at all times during the term of this Sublease, liability insurance policies relating to the Resort (including the Spa Property) in the amounts required under the Prime Lease.

                  15.3 Sublessee and its employees, agents, contractors and lawful users of the Spa shall have and enjoy a nonexclusive right, for the term of this Sublease, (a) to use and enjoy all driveways, walkways, and open spaces now or hereafter located at the Entire Resort Property, to the extent necessary or appropriate for the construction of the Spa and/or for their use and enjoyment of the Spa, as applicable, and (b) to erect, maintain and repair directional signage for the Spa at the Entire Resort Property so long as such sign is conformed to all applicable legal requirements and are in the same locations as, and are similar in size and design to, existing signage at the Entire Resort Property; subject, however, in all cases, to the reasonable restrictions imposed by Sublessor upon all users of such facilities and Sublessor's right to relocate, remove, alter or demolish such facilities from time to time. Sublessee shall indemnify and hold Sublessor harmless from and against any and all laws, claim or damage which may be incurred by or threatened against and as a result of, or in connection with, the exercise ` ,~ of its right to maintain and repair its signage hereunder or any gross negligence or intentional misconduct of Sublessee or its employees, agents, Spa invitees and licensees on or with respect to the Entire Resort Property and agrees to maintain and keep in effect at all times during the term of this Sublease, liability insurance policies relating to the Spa Property in an amount not less than $5,000,000. Sublessor shall provide parking for Spa guests and Spa employees on the same basis as provided under the Prime Lease.

         16. Quiet Enjoyment. Subject to the terms hereof, so long as the Sublessee keeps and performs all of its covenants and conditions under this Sublease, Sublessee shall have quiet, undisturbed and continued possession of the Spa Property, free from all claims against the Sublessor and all persons claiming by, through or under the Sublessor.

         17. Right of Entry. The Sublessor and its agents may enter upon the Spa Property at all reasonable times to examine their condition and use or to exhibit the same to its lenders, investors and prospective purchasers, so long as that right is exercised in a manner which does not unreasonably interfere with the Sublessee in the conduct of its business on the Spa Property. If the Spa Property is damaged by fire, windstorm or other casualty which causes it to be exposed to the elements, the Sublessor may enter upon them to make emergency repairs if the Sublessee fails to do so. However, if it does so, the act or acts shall not be deemed to excuse the Sublessee from its obligation to keep the Spa Property in repair, and the Sublessee shall, upon

Sublessor's demand, immediately reimburse Sublessor for the cost of the emergency repairs.

         18. License. Sublessor, being the holder of a license from the Prime Lessor, to use the "Names" and "Marks" defined below, hereby grants to Sublessee, to the extent Sublessor has the power and authority to do so, a pre-paid non exclusive sublicense to use, during the term of this Sublease, solely for the purposes set forth below in this section, any and all trademarks, trade names and fictitious names "Grove Isle Club", "Grove Isle Hotel", "Grove Isle Resort", "Little Grove Isle" or any combination or derivation thereof (collectively the "Names"), and the trademarks registered with the Florida Department of State, Trademark Registration Section, Registration numbers T941 ,324, T941 ,325, T941 ,326 and T941 ,327 (collectively, the "Marks"); provided, however, that the sublicense granted hereunder shall be utilized only in connection with the use, operation and management, advertisement and promotion of the Spa Property and not for any other properties, for the Approved Use. Sublessee agrees that the quality of services provided by it with respect to the Marks and the Names shall conform to the operating standards set forth in
Section 15.2 of the Prime Lease and Article 4 of this Sublease. Sublessor also grants to Sublessee a pre-paid nonexclusive license to use the Name and Mark "Spa Terre" in connection with the operation of the Spa Property. The sublicense and license granted hereunder shall remain in full force and effect for the term of this Sublease, is not assignable or otherwise transferrable, directly or indirectly, and shall automatically terminate on termination of this Sublease.

         19.      Miscellaneous.

                  19.1 Governing Law. All of the rights and remedies of the parties shall be governed by the provisions of this instrument and by the laws of the State of Florida.

                  19.2 Force Majeure. If the Sublessor or Sublessee is delayed, hindered, or prevented from performing any act required hereunder (other than the payment of money) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war, or other reason beyond its control, then performance of the act shall be excused for the period of the delay. In that event, the period for the performance of the act shall be extended for a period equivalent to the period of the delay; provided, however, that no such extension shall extend beyond the period allowed for such performance under the Prime Lease (including force majeure delays allowed under the Prime Lease).

                  19.3 Estoppel Certificates. Either party shall, without charge, at any time and from time to time hereafter (but not more frequently than twice during any one calendar year), within twenty (20) days after the other's written request to the other, certify by instrument duly executed and acknowledged to any mortgages or purchaser or proposed mortgagee or proposed purchaser, or any other person, firm, or corporation specified in the request as to:

                                   (a) Whether this Sublease has been
supplemented or amended, and, if so, the substance and manner of the supplement or amendment;

                                   (b) The validity and force and effect of this
Sublease, in accordance with its tenor as then constituted;

                                   (c) The existence of any default under this
Sublease;

                                   (d) The existence of all offsets,
counterclaims, or defenses thereto on the part of the other party;

                                   (e)The Commencement Date and Termination
Date; and (f)All other matters that may reasonably be so requested.

         Any such certificate may be relied upon by the party who requested it and any other person, firm, or corporation to whom it may be exhibited or delivered, and the contents of the certificate shall be binding on the party executing it. Failure within the 20-day period to give a written reply shall constitute a representation, which any person may rely upon as being true and correct, that the Sublease is in good standing.

                  19.4 Duplicates; Recordation. Either party shall, at any time, at the other's request, promptly execute duplicate originals of an instrument, in recordable form, which shall constitute a short form of this Sublease. This short form lease will set forth a description of the Spa Property, the term of this Sublease, and any other portion thereof, except for the rental provisions, reasonably requested by either party.

                  19.5 No Recourse. Notwithstanding anything to the contrary, the parties hereto shall look solely to the interest of the other in the Spa Property and this Sublease, for the satisfaction of any remedy it may have hereunder or in connection herewith and shall not look to any other assets of such other party or of any other person, firm or corporation. No personal liability shall attach to any of present or future shareholders, officers, or directors of any party or its partners, for any obligation hereunder or in connection herewith, except gross negligence, fraud or intentional misrepresentations.

                  19.6 Consent Not to be Unreasonably Withheld. Except to the extent, if any, specifically provided otherwise herein, the Sublessor shall not unreasonably withhold its consent, permission, or approval for any act which may be required or desired by the Sublessee under the provisions of this Sublease. Such consent, permission, or approval shall be deemed to have been granted if, within forty-five (45) days after Sublessor receives the request, fails to notify the Lessee of its express disapproval and the reasons therefor, except as otherwise provided herein.

                  19.7 Non-Waiver. No waiver of a breach of any covenant in this Sublease shall be construed to be a waiver of any succeeding breach of the same covenant. No delay or failure by either party to exercise any right under this Sublease, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

                  19.8 Miscellaneous. Sublessor represents, warrants and covenants that it will provide the services described in this Section 19.8 to Sublessee in the event the affiliate of Sublessor who is a Member of Sublessee is no longer a Member of Sublessee for any reason. Such services will include all billing and bookkeeping services for Spa usage by members and Resort guests billed to the Grove Isle Club and Resort, cooperative advertising and marketing programs, and an incoming telephone extension from the hotel main switchboard. Provided that Sublessor provides all such services at the level and quality required herein, Sublessee shall pay a monthly fee for such services equal to
(i) three percent (3%) of incurred revenue for such month (for all billing and bookkeeping services), and (ii) one percent (1%) of "Gross Operating Revenue" for such month (for all cooperative advertising and marketing programs). The capitalized terms used herein with quotation marks shall have the meanings given to them in that certain Spa Management Agreement of even date herewith by and between Sublessee, as owner, and Noble House Grove Isle, Ltd., as operator, governing the management and operation of the Spa Property.

                  19.9 Relationship. The relationship between parties is that of Sublessor and Sublessee only, and in no event shall the parties be deemed to be partners or joint venturers.

                  19.10 Written Modifications. No modification, release, discharge, or waiver of any provision hereof shall be of any force, effect, or value unless signed in writing by the party to be charged therewith, or its duly authorized agent or attorney.

                  19.11 Entire Agreement. This instrument contains the entire agreement between parties as of this date with respect to the subject matter hereof. The execution hereof has not been induced by either party by representations, promises, or understandings not expressed herein. There are no collateral agreements, stipulations, promises, or undertakings whatsoever upon the respective parties in any way touching the subject matter of this instrument which are not expressly contained herein or in any other documents executed in connection herewith.

                  19.12 Notices. All notices and responses which are required or permitted under this Sublease shall be in writing, and shall be deemed complete only when actually delivered to the recipient as follows or delivery at such address is refused: (a) If to Sublessor: Westgroup Grove Isle Associates c/o Noble House Hotels & Resorts 570 Kirkland Way Kirkland, WA 98033 Attn: Mr. Patrick R. Colee

                  (a)    If to Sublessor:    Westgroup Grove Isle Associates
                                             c/o Noble House Hotels & Resorts
                                             570 Kirkland Way
                                             Kirkland, WA 98033
                                             Attn: Mr. Patrick R. Colee

                         With a copy to:     Patrick Dyer, Esq.
                                             570 Kirkland Way
                                             Kirkland, WA 98033

                   (b)   If to Sublessee:    Grove Spa, LLC
                                             c/o Courtland Investments
                                             1870 Bayshore Drive
                                             Coconut Grove, FL 33133


                         With a copy to:     Noble House Associates, LLC.
                                             570 Kirkland Way
                                             Kirkland, WA 98033

         Either party may change the place for giving notice by written notice in the manner set forth in this Section.

                  19.13 Joint Liability. If the parties upon either side (Sublessor and Sublessee) consist of more than one person, such persons shall be jointly and severally liable on the covenants of this Sublease.

                  19.14 Liability Continued. All references to the Sublessor and Sublessee mean the persons who, from time to time, occupy the positions, respectively, of Sublessor and Sublessee. However, this shall not be construed as relieving a person of any liability incurred by it by reason of or in connection with it having been Sublessor and Sublessee at one time, unless such release is provided for under other provision of this Sublease.

                  19.15 No Third Party Benefits. This Sublease is made for the sole benefit of the parties hereto, and no third party shall be a beneficiary hereof or have any rights hereunder.

                  19.16 Attorney's Fees; Venue. In the event of any litigation, action, suit or proceeding between any parties to this Sublease pertaining to the construction or enforcement of this Sublease, the prevailing party shall be entitled to payment by the other of such prevailing parties reasonable attorney's fees and expenses in connection with such litigation, actions, suit or proceeding. Any action or proceeding brought by the parties concerning any matters arising out of this Sublease shall be heard in a court sitting in Miami-Dade County, Florida, the parties hereto hereby waiving any objections to such venue. Sublessor and Sublessee knowingly, intentionally and voluntarily waive all rights to a trial by jury in any action or proceeding relating to or arising out of this Sublease.

                  19.17 Broker. The parties represent that there are no brokers involved in this transaction and that no brokerage commissions are payable to any third party.

                  19.18 Headings. Headings in this Sublease are for convenience and reference only and shall not be used to interpret or construe its provisions.

                  19.19 Time of Essence. Time is expressly declared to be of the essence of this Sublease and of each provision hereof.

                  19.20 Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

                  19.21 Partial Invalidity. If any term, covenant or condition of this Sublease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each other term, covenant and condition of this Sublease shall be valid and be enforced, to the fullest extent permitted by law.

                  19.22 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

         IN WITNESS WHEREOF, the Sublessor and Sublessee have hereunto set their hands and seals as of the day and year above written.


                                   SUBLESSOR:

                                   WESTGROUP GROVE ISLE ASSOCIATES
                                   LTD., a Florida limited partnership, by
                                   WESTGROUP PARTNER, INC., a
                                   California corporation, its sole general partner

/s/ Christine Evans                By /s/ Patrick R. Colee
-------------------                -----------------------
Print Name: Christine Evans           Patrick R. Colee, President

/s/ Donna Macnear
-----------------
Print Name: Donna Macnear



                                   SUBLESSEE:

                                       GROVE SPA, LLC, a Delaware LLC

                                       By: NOBLE HOUSE ASSOCIATES, LLC,
                                       a Delaware limited liability
                                       company


/s/ Christine Evans                    By: /s/ illegible
-------------------                    -----------------
Print Name: Christine Evans            Its Managing Member

/s/ Donna Macnear
-----------------
Print Name: Donna Macnear

                                       By: CII SPA, LLC a Delaware limited
                                       liability Company

/s/ Lynette Benitez                    By: /s/ Larry Rothstein
-------------------                    -----------------------
Print Name: Lynette Benitez            Courtland Investments, Inc.
                                       Its Managing Member and Member
                                       Larry Rothstein, President

/s/ Keith W. Crank                     By:
------------------
Print Name: Keith W. Crank


Exhibits:
---------

Exhibit A - Spa Property

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